UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On February 22, 2006, the Compensation Committee of Cybex International, Inc. (“Cybex”) determined that, based upon 2005 performance, no bonus is payable under the 2005 management incentive compensation bonus program.

On February 22, 2006, the Compensation Committee, acting on authority granted by the Cybex Board of Directors, provided final approval of a management incentive compensation bonus program for 2006 adopted pursuant to the Cybex 2005 Omnibus Incentive Compensation Plan. Employees at the executive officer, officer and director levels are eligible to participate in this program. Named Executive Officers can earn up to 60% of base salary if Cybex meets specified levels of operating income in 2006; any bonus so earned will be payable one-half in cash and one-half in restricted stock. The other participants in the program can earn bonuses, payable in cash, of up to 40% of base salary if the specified levels of 2006 operating income are met.

On February 22, 2006, Cybex entered into a Management Employment Agreement with Arthur W. Hicks, Jr., effective as of January 1, 2006. Pursuant to the Management Employment Agreement, Mr. Hicks serves as the Chief Operating Officer of Cybex, for which Mr. Hicks will receive a salary in 2006 at the rate of $265,000 per year.

On February 24, 2006, Cybex entered into an Amended and Restated Management Employment Agreement (the “Amended Agreement”) with Ray Giannelli, effective as of January 1, 2006, which amends and restates the Management Employment Agreement dated as of September 1, 2004. Pursuant to the Amended Agreement, Mr. Giannelli will continue to serve as Senior Vice President of Research and Development of Cybex, for which he will receive a salary at the rate of $300,000 per year. The Amended Agreement provides that this employment will have an initial term of five years, with Mr. Giannelli having the right to extended severance upon a termination without cause, his death or, in certain events, a change of control. Under the Amended Agreement, Mr.Giannelli waives and releases any right to revert to a Royalty Incentive Program in which Mr. Giannelli formerly participated. Cybex is paying to him the sum of $299,407.38 for royalties which it had accrued but not paid in prior fiscal periods. Except as indicated, the terms of the original Management Employment Agreement otherwise remain materially the same.

Item 9.01:	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Notification of Participation - 2006 Management Incentive Compensation Bonus Program (Named Executive Officers)

Exhibit 10.2	Form of Notification of Participation - 2006 Management Incentive Compensation Bonus Program (non-NEOs)

Exhibit 10.3	Management Employment Agreement, effective as of January 1, 2006, with Arthur W. Hicks, Jr.

Exhibit 10.4	Amended and Restated Management Employment Agreement, effective as of January 1, 2006, with Ray Giannelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2006

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer